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                                                                    EXHIBIT 4.80

                            FACILITY A LOAN AGREEMENT

                                     BETWEEN

                        INVESTEC BANK (MAURITIUS) LIMITED

                                (as the "Lender")

                                       AND

                            DRD (ISLE OF MAN) LIMITED

                               (as the "Borrower")

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                                    CONTENTS

1.  DEFINITIONS........................................................    3
2.  INCONSISTENCY......................................................    6
3.  CONDITIONS.........................................................    6
4.  FACILITY...........................................................    6
5.  PURPOSE............................................................    6
    5.1  NON GENERAL OFFER.............................................    7
    5.2  GENERAL OFFER.................................................    7
    5.3  RIGHTS OFFER..................................................    7
    5.4  OTHER.........................................................    7
6.  CONDITIONS PRECEDENT TO DRAWDOWNS..................................    7
7.  DRAWDOWNS..........................................................    8
8.  INTEREST...........................................................    9
    8.1  INTEREST PERIODS..............................................   10
    8.2  ACCRUAL AND RATE OF INTEREST..................................   10
    8.3  PAYMENT OF INTEREST...........................................   11
    8.4  MISCELLANEOUS.................................................   11
9.  REPAYMENT OF CAPITAL...............................................   11
10. CANCELLATION.......................................................   12
11. COMMITMENT AND DRAWDOWN FEES.......................................   13
    11.1 COMMITMENT FEE................................................   13
    11.2 DRAWDOWN FEE..................................................   14
12. PREPAYMENTS........................................................   14
    12.1 VOLUNTARY PREPAYMENTS.........................................   14
    12.2 MANDATORY PREPAYMENTS.........................................   14
13. CHANGES TO THE CALCULATION OF INTEREST.............................   15
    13.1 ABSENCE OF QUOTATIONS.........................................   15
    13.2 MARKET DISRUPTION.............................................   15

APPENDIX 1.............................................................   19
DRAWING NOTICE.........................................................   19

APPENDIX 2.............................................................   20
CONDITIONS PRECEDENT TO AN ADVANCE.....................................   20

APPENDIX 3.............................................................   22
CAPITAL REPAYMENTS.....................................................   22

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                            FACILITY A LOAN AGREEMENT

1.    DEFINITIONS

      Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall, when used in this Agreement, including this introduction, bear the meanings ascribed to them:

      1.1 "Advance" means each principal/capital amount made available to the Borrower under this Agreement by way of loan;

      1.2 "Agreement" means mean this Facility A Agreement together with all Appendices hereto, as read and implemented together with the CTA;

      1.3 "Availability Period" means the availability period for this Facility A, being a period of 36 months calculated from Financial Closing;

      1.4 "Available Facility" means the maximum aggregate principal amount of this Facility mentioned in clause 4 less the aggregate of all Advances made under this Agreement, adjusted, in the case of any proposed Advance, so as to take into account:

            1.4.1 any Advance, which pursuant to any other drawdown, is to be made;

            1.4.2 any Advance which has been repaid,

            on or before the proposed Drawing Date of such proposed Advance;

      1.5 "Bank Costs" means the costs to the Lender from time to time of maintaining or funding this Facility A pursuant to any applicable regulatory or other applicable law (including without limitation thereto, any stamp duty as well as costs incurred in order to comply with any reserve cash ratio, special deposit, liquidity, capital adequacy requirements or any other similar requirements), expressed as a nominal annual compounded quarterly in arrears rate, and a certificate given by a manager of the said bank (whose appointment and designation need not be proved) of the amount of such costs and/or the amount of such rate shall be prima facie proof of its contents;

      1.6 "Capital Repayment Date" means those dates named as such and as set out in Appendix 3, as inserted into this Agreement by the Lender on or about the first Drawing Date, and amended from time to time by the Lender in accordance with clause 9;

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      1.7   "CTA" means the written Common Terms Agreement so entitled between the Borrower and the Lender, and entered into between them on or about 13 October 2004;

      1.8 "Distributions" means any payment by or on behalf of the Borrower to or for the account of the Shareholder or any person which controls or is controlled by the Shareholder, such payments to include but not be limited to dividends, payments on loan account, and payments due to the Shareholder being any other form of creditor;

      1.9 "Drawing Date" means the business day upon which any Advance is made or to be made in terms of this Agreement, as the context may require;

      1.10 "Drawing Notice" means a notice as envisaged in clause 7 below, duly completed and signed by the Borrower in the form of Appendix 1;

      1.11 "Facility A" means this facility denominated in US Dollars, the terms and conditions of which are set out in this Agreement;

      1.12 "Final Repayment Date" means the date which is exactly 36 months from the Drawing Date of the first Advance;

      1.13 "General Offer" means an offer made to the general body of shareholders in a Target, which offer is required by the rules of all the recognised stock exchanges on which those shares are traded, due to the Borrower wishing to acquire shares of the Target in excess of a threshold stipulated by that exchange;

      1.14 "Interest Payment Date" means the last day of the Interest Period in which such interest accrued;

      1.15 "Interest Period" means each period determined in accordance with clause 8.1 in respect of this Facility, for the purpose of calculating interest on Advances or overdue amounts;

      1.16 "Interest Rate" in relation to each Interest Period, means the rate per annum determined by the Lender to be the aggregate of:-

            1.16.1 the Margin; and

            1.16.2 LIBOR for the Interest Period,

            which aggregate, subject to clause 13 below and clauses 41 and 42 of the CTA, includes the Lender's recovery of Bank Costs in the amount determined as at Financial Closing;

      1.17 "LIBOR" means in relation to any amount owed by the Borrower hereunder on which interest for a given period is to accrue:

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            1.17.1 the arithmetic mean, rounded upward to the nearest four decimal places of the rates for deposits in US Dollars for a period and an amount similar to the relevant amount and period in respect of which the interest is being calculated on the Quotation Date, which is published on the Reuters page LIBOR01 page (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of prime banks for deposits in such currency) at or about 11h00 London time on the Quotation Date; or

            1.17.2 if no quotation for US Dollars is displayed for the relevant period, the arithmetic mean (rounded upwards to four decimal places) of the rates quoted to the Lender by the Reference Banks in the London Interbank Market for deposits in US Dollars for such period at or about 11h00 on the Quotation Date for such period;

      1.18  "Loan Principal A" means:-

            1.18.1 in respect of any period, the aggregate, in that period, of
                   Advances made under this Agreement, and,

            1.18.2 in respect of any date, the aggregate amount of the Advances under this Agreements on that date,

            which have not been paid by the Borrower to the Lender;

      1.19  "Margin" means 3,00%, a nominal annual compounded quarterly rate;

      1.20 "next" means coming immediately after the present one in time or order;

      1.21 "Quotation Date" means the day two business days before the first day of the Interest Period for which an Interest Rate is to be determined in accordance with clause 8.1, and if such day is not a business day then the first preceding business day to that day shall be used;

      1.22 "Reference Banks" the principal London offices of any three banks, chosen by the Lender, who contributed at some time during the then recent past to the rate fixing shown on the Reuters page LIBO (or such other page as may replace it from time to time);

      1.23 "Repeating Warranties" means the warranties listed in Appendix 2 of the CTA;

      1.24 "Signature Date" means the date on which the last party signed this Agreement.

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2.    INCONSISTENCY

      2.1 This Agreement and the rights and obligations of the parties hereto, save for the definitions contained in clause 1 hereof, shall in all respects be subject to the terms and conditions of the CTA. Unless other wise expressly stated, in the event of any conflict between the provisions of this Agreement and the CTA, the inconsistency shall be resolved in favour of the CTA to the extent of the inconsistency.

      2.2 Unless inconsistent with the context, any word or expression used in this Agreement and not otherwise defined in this Agreement, shall have the meaning ascribed to it in the CTA.

3.    CONDITIONS

      3.1 This Facility A shall not be made available until the Lender has notified the Borrower pursuant to clause 13.2 [Conditions] of the CTA that all the conditions precedent referred to in clauses 13.1.1 to 13.1.3 thereof have been fulfilled or waived.

      3.2 The obligation of the Lenders to make any Advance is subject (in addition to the satisfaction of the Conditions Precedent referred to in 3.1 above) to the satisfaction of the Lender that the specific conditions referred to in clause 6 below have been met or waived and that a Draw Stop Notice which has been issued in terms of clause
            36.5 [Draw Stop Notices] of the CTA or clause 6, has been withdrawn.

4.    FACILITY

      4.1 Subject to the terms and conditions of this Agreement, the Lender agrees to make available to the Borrower a senior term loan facility for a maximum aggregate principal amount of USD 15 million (the "Facility A Amount").

      4.2 The Facility A Amount shall be subject to regular annual review between the parties, and it shall also be so reviewed should the Secured Assets be extended to include Stakes in Targets acquired by the Borrower pursuant to clause 3 of Appendix 5 to the CTA.

5.    PURPOSE

      Drawdowns may be requested and Advances made under this Agreement only during the Availability Period and only to finance the expenditure of the Borrower in respect of the following:

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      5.1   NON GENERAL OFFER

            This Facility A may be used to fund the purchase by the Borrower of a Stake in Targets, other than by way of a General Offer.

      5.2   GENERAL OFFER

            An Advance under this Facility A and an Advance under the Facility B Loan Agreement (if so agreed) may be used to support a General Offer to the shareholder of the Target, (whether such General Offer is in the form of cash or a cash alternative to a scrip offer), provided that prior to any such Advance hereunder the Lender and the Borrower have agreed in writing to the conditions of the General Offer.

      5.3   RIGHTS OFFER

            This Facility A may used to enable the Borrower to exercise its rights by underwriting and/or subscribing for Stakes in Targets pursuant to rights offers made by such Targets.

      5.4   OTHER

            This Facility A may be used for any other purpose with the prior written consent of the Lender.

6.    CONDITIONS PRECEDENT TO DRAWDOWNS

      6.1 The obligation of the Lender to make any Advance under this Agreement is subject to the Lender having received the requisite Drawing Notice and being satisfied on each Drawing Date of the specific conditions provided for in Appendix 2.

      6.2   The Lender shall be entitled to -

            6.2.1 extend the relevant period for fulfilment of any or all of the conditions; and

            6.2.2 waive fulfilment of any or all of the conditions.

            The conditions contained in clause 6.1 are expressed to be for the sole benefit of the Lender.

      6.3 The Lender shall, within 3 business days of receipt of the requisite Drawing Notice notify the Borrower whether or not it is satisfied that the conditions precedents referred to in clause 6.1 above have been fulfilled or waived and such conditions shall only be considered to have been fulfilled or waived when such notice is given.

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      6.4   Draw Stop

            In the event that the conditions provided for in Appendix 2 have not been fulfilled or waived, the Lender's obligations under this Agreement to honour any Drawing Notice or make any Advance shall be suspended.

7.    DRAWDOWNS

      7.1 Subject to the provisions of this Agreement and to the specific conditions precedent referred to in clause 6 of this Agreement, this Agreement may be drawn down in whole or in part during the Availability Period and an Advance will be made by the Lender to the Borrower provided that:-

            7.1.1 No later than 11 a.m. (Mauritius time) on the fifth business day prior to the proposed Drawing Date, the Lender has received a completed Drawing Notice signed by the Borrower; and

            7.1.2 Subject to the provisions of 7.7, the first Drawing Date specified for this Agreement is a date which occurs no later than 31 December 2004; and

            7.1.3 The proposed date for the making of such Advance is a Business
                  Day within the Availability Period but not within the last three months of the Availability Period; and

            7.1.4 No more than two Advances will be made by the Lender to the
                  Borrower during any 1 (One) calendar month (for this 7.1.4, a calendar month being a period extending from the first to the last day, both days inclusive, of any one of the 12 months of the year); and

            7.1.5 the proposed amount of the Advance is:-

                  7.1.5.1 if less than the Available Facility an amount in
                          multiples of USD 100 000,00 (one hundred thousand) with a minimum amount of USD 500 000,00 (five hundred thousand); or

                  7.1.5.2 equal to the amount of the Available Facility; and

            7.1.6 A letter signed by the Borrower and confirming that the conditions to draw down referred to in Appendix 2 of this Agreement have been met, is attached to the Drawing Notice; and

            7.1.7 None of the events mentioned in clause 13.3 (market
                  disruption) shall have occurred; and

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            7.1.8 On and as of the proposed date for the making of the Advance:-

                  7.1.8.1 No Event of Default or Potential Event of Default is
                          continuing; and

                  7.1.8.2 The Repeating Warranties are true in all material
                          respects.

      7.2   All requests for Advances shall be denominated in US Dollars.

      7.3 The Lender may validly act on all information, instructions and requests contained in the Drawdown Notice, without any liability or responsibility to verify or check the accuracy of such information.

      7.4 In the event of the provisions of clause 7.1 not being complied with the Lender may issue a Draw Stop Notice and furnish a copy thereof to the Borrower.

      7.5 Subject to the issue of a Draw Stop Notice, a Drawing Notice shall be irrevocable and, unless otherwise provided for in this Agreement, the Borrower shall draw the Advance on the Drawing Date specified in the Drawing Notice and, subject to the terms of this Agreement, the Lender shall be obliged to make the relevant Advance on such date.

      7.6 All Advances drawn under this Facility shall, in the absence of an express written agreement between the Borrower and the Lender to the contrary or if this Agreement provides to the contrary, be paid directly to the Proceeds Account on the relevant Drawing Date.

      7.7 If the first drawdown under this Agreement does not occur within 6 months of Financial Closing, this Agreement shall, in the sole discretion of the Lender, be cancelled.

      7.8 Any amounts available but undrawn under this Agreement at the end of the Availability Period shall automatically be cancelled.

      7.9 The Lender shall be entitled in its discretion to deduct the commitment and facility fees due and payable in terms of clause 11 and any other costs or charges due and payable by the Borrower to the Lender from each Advance. Upon deduction the Lender shall deliver to the Borrower a VAT invoice from the Lender in respect of the commitment and/or facility fees or other costs and charges deducted.

8.    INTEREST

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      8.1   INTEREST PERIODS

            The following provisions shall apply to the Interest Periods for each Advance:

            8.1.1 subject to clause 8.1.3 below, each Interest Period shall be 3 months (as defined in clause 2.51 of the CTA);

            8.1.2 the first Interest Period shall commence on the date on which the an Advance is made and each successive Interest Period shall commence on the last day of the previous one;

            8.1.3 the Lender may at any time upon 7 business days' prior written notice to Borrower reduce any Interest Period by such period as the Lender may determine, provided that the Lender will only do so in order to match the Interest Periods with the interest periods in respect of the other Advances made in terms of this Agreement;

            8.1.4 the last Interest Period shall end on the Facility Discharge
                  Date;

            8.1.5 any Interest Period which would otherwise end on a non-
                  business day, shall end on the next succeeding business day or if that business day falls in the next calendar month of the year, on the preceding business day.

      8.2   ACCRUAL AND RATE OF INTEREST

            8.2.1 Interest in terms of this Agreement shall accrue on each
                  Advance at the Interest Rate, from the Drawing Date of each Advance until the amount is repaid by the Borrower.

            8.2.2 Interest under this Agreement shall:-

                  8.2.2.1 accrue from day to day on the Loan Principal A
                          (without double accounting in terms of clause 8.2.1) and at the Interest Rate then applicable to the Interest Period in question;

                  8.2.2.2 be calculated on the daily balance of the Loan
                          Principal A in accordance with clause 46.3 of the CTA;

                  8.2.2.3 each Interest Period shall have its own Interest Rate which shall be calculated on the Quotation Date.

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      8.3   PAYMENT OF INTEREST

            The interest referred to in 8.2 shall be payable in arrears on the Interest Payment Date in respect of the relevant Interest Period. The first Interest Payment Date shall be on the last day of the first Interest Period, and interest shall be paid for each and every Interest Period.

      8.4   MISCELLANEOUS

            The Lender shall from time to time notify Borrower of:

            8.4.1 the rate of interest (together with details of the calculation thereof), as soon as it is determined under this Agreement;
                  and

            8.4.2 the amount of interest payable under this Agreement on each
                  Interest Payment Date (together with details of the calculation thereof), no earlier than 9 and no later than 3 Business Days prior to such Interest Payment Date;

            provided that the Lender shall not be liable to Borrower in respect of any failure so to notify Borrower and that Borrower shall not as a result of any such failure be relieved of any of its obligations hereunder.

9.    REPAYMENT OF CAPITAL

      9.1 The Borrower shall pay the Loan Principal A to the Lender as follows:-

            9.1.1 Each Advance shall be repaid in equal instalments every three months from the Drawing Date of that Advance so that the amount of the Advance is paid in full to the Lender by the Final Repayment Date. The final instalment of each and every Advance shall be paid on the Final Repayment Date, notwithstanding that the period between the previous Capital Repayment Date and the Final Repayment Date may be less than three months.

            9.1.2 All obligations in respect of this Facility A (both capital and interest) shall be settled in full by no later than the Final Repayment Date.

            9.1.3 All payments to the Lender shall be made in US Dollars and shall be made from the Debt Service Account, as stated in the CTA. To the extent that the Debt Service Account has insufficient funds in it to meet any obligation due and payable to the Lender, then any payments made by the Borrower to meet that insufficiency shall be made into an account designated by the Lender. For the avoidance of doubt, it is recorded that a shortfall in the Debt Service Account shall not excuse the

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                  Borrower from making payment of amounts due to the Borrower.

      9.2 The Lender shall from time to time notify the Borrower of the Capital Repayment Dates of each Advance and the amount of each repayment of capital of that Advance to be paid on each such day, by providing the Borrower with an amended Appendix 3 (amended in accordance with the provisions of this clause 9). The Lender shall not be liable to the Borrower in respect of any failure so to notify the Borrower and that the Borrower shall not as a result of any such failure be relieved of any of its obligations hereunder. The first such Appendix 3 shall be compiled by the Lender and shall be appended to this Agreement after the Drawing Date of the first Advance hereunder.

      9.3 The provisions of clause 46.4 (certificates) of the CTA shall apply to Appendix 3 as provided by the Lender from time to time.

      9.4 Any capital amount paid or prepaid by the Borrower under this Agreement shall be available to be drawn again by the Borrower in compliance with the terms and conditions of clause 7.

      9.5 Notwithstanding the aforegoing or any provisions to the contrary in any Finance Document:-

            9.5.1 If the Lender is of the reasonable opinion that the ability of the Secured Assets to provide revenue to the Borrower to service the payment of capital or interest under this Agreement (whether such capital or interest is due or payable or not) is impaired or prejudiced or lessened in value for any reason, the Lender may upon notice to the Borrower claim immediate payment by the Borrower of all amounts (including, without limitation, all principal, interest, costs, charges, Breakage Costs) owing (whether due or payable or not) by the Borrower to the Lender, all of which shall be and become forthwith due and payable;

            9.5.2 upon giving the notice mentioned in clause 9.5.1, any undrawn part of this Facility A shall then automatically be cancelled and the Borrower shall, on demand, pay to the Lender, the amount of any Breakage Costs occasioned by such cancellation; and

            9.5.3 once the amount mentioned in clause 9.5.1 is repaid, it shall not be available to be drawn again by the Borrower.

10.   CANCELLATION

      10.1 The Borrower shall not be entitled to cancel any part of this Facility A otherwise than as specifically provided in this Agreement.

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      10.2  The Borrower may cancel the undrawn part of this Facility A in respect of which no Drawing Notice has been served, without penalty, in whole or in part, at any time provided that:

            10.2.1 the Borrower shall, on demand, make payment of any Breakage
                   Costs; and

            10.2.2 the Borrower has given the Lender not less than 5 (five)
                   Business Days' notice stating the principal amount to be cancelled.

      10.3 During the 5 (five) day period referred to in clause 10.2.2 above the Borrower may not serve a Drawing Notice purporting to draw all or any part of the amount which is the subject of such notice of cancellation.

      10.4 Any amounts available but not drawn down under this Facility A at the end of the Availability Period shall automatically be cancelled and the Borrower shall, on demand, pay to the Lender the amount of any Breakage Costs occasioned by such cancellation.

      10.5 Any cancellation notice served under clause 10.2.2 above shall be irrevocable. No amount cancelled under this clause 10 shall again be available for drawing, save as stated in clause 10.6

      10.6 The Borrower shall be entitled to request of the Lender that any amount of this Facility A which has been cancelled, be re-activated again so that it again becomes available for drawing on the terms and conditions stated in this Agreement. The Lender shall notify the Borrower should it agree to this request, it being recorded that decision to grant such consent shall be in the Lender's sole discretion.

11.   COMMITMENT AND DRAWDOWN FEES

      11.1  COMMITMENT FEE

            11.1.1 During the Availability Period, the Borrower shall pay to the
                   Lender for the account of the Lender a commitment fee which shall be:

                  11.1.1.1 calculated from the Signature Date, on a 360 day year and on the basis of actual days elapsed, , at the rate of 1.25% per annum of the daily undrawn and uncancelled balance of this Facility A; and

                  11.1.1.2 be paid quarterly in arrears- that is on the first day of each and every January, April, July and October for so long as this fee is due, with the first payment

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                           being made at the end of the first quarter following
                           the Signature Date.

            11.1.2 The Commitment Fee shall not be payable in respect of any part of this Facility A which is cancelled in terms of clause 10, but shall be payable again if any part of the Facility A is re-activated in terms of clause 10.6.

      11.2  DRAWDOWN FEE

            On the Drawing Date of each Advance, the Borrower shall pay to the Lender, for the account of the Lender, a drawdown fee equal to 1% of the amount drawn (or irrevocably committed by the Lender).

12.   PREPAYMENTS

      12.1  VOLUNTARY PREPAYMENTS

            12.1.1 The Borrower may elect to prepay the whole or any portion of the Loan Principal A provided that:

                  12.1.1.1 The Borrower shall notify the Lender of its proposed prepayment no later than ten business days prior to the proposed prepayment date;

                  12.1.1.2 Such prepayment shall be effected in a minimum
                           principal amount of USD one million;

                  12.1.1.3 All interest accrued (whether or not then due and payable) in respect of the capital/principal amount prepaid shall than become due and payable and shall be paid together with the capital/principal amount prepaid;

                  12.1.1.4 Such prepayments shall be applied to reduce the Loan
                           Principal A in inverse order of maturity.

            12.1.2 Any notice of prepayment given by the Borrower pursuant to clause 12.1.1 immediately above shall be irrevocable and shall specify the proposed prepayment date and the amount of such prepayment.

      12.2  MANDATORY PREPAYMENTS

            12.2.1 Should the Borrower intend to make any Distributions:-

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                  12.2.1.1 The Borrower shall immediately inform the Lender
                           thereof and the amount of the Distributions to be made;

                  12.2.1.2 The Lender shall be entitled to require the Borrower on notice, as a prepayment of a portion of the Loan Principal A, to pay to it an amount equal to 50% of the said Distributions, such amount to be paid on the same day as the said Distributions or if the Lender's aforesaid notice is given after such payment date, on demand.

            12.2.2 Payments to the Lender under this clause 12.2 shall have the same effect as if made pursuant to clause 12.1.

13.   CHANGES TO THE CALCULATION OF INTEREST

      13.1  ABSENCE OF QUOTATIONS

            Subject to clause 13.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the time specified in clause 1.17 on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

      13.2  MARKET DISRUPTION

            13.2.1 In this Agreement "Market Disruption Event" means:

                  13.2.1.1 At or about 11:00 am, London time, on the Quotation
                           Day for the relevant Interest Period LIBOR is not available on the Reuters page LIBOR01 page (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of prime banks for deposits in such currency) and none or only one of the Reference Banks supplies a rate to the Lender to determine LIBOR for dollars for the relevant Interest Period; or

                  13.2.1.2 Before close of business in London on the Quotation
                           Day for the relevant Interest Period, the Lender discovers that:-

                           13.2.1.2.1 the cost to it of obtaining matching
                                      deposits in the London interbank market
                                      be in excess of LIBOR; or

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FACILITY A LOAN AGREEMENT                                         EXECUTION COPY

                           13.2.1.2.2 matching deposits in Dollars are not in
                                      the ordinary course of business available to the Lender in the London inter-bank market for a period equal to the forthcoming Interest Period, in amounts sufficient to fund its participation in the Loan Principal A and/or the forthcoming Advance.

      13.3 If a Market Disruption Event occurs in relation to the loan advanced in terms of this Agreement for any Interest Period, then

            13.3.1 the Lender shall notify the Borrower of such event and such proposed Advance and any further Advances shall not be made;

            13.3.2 the Rate of Interest on the Loan Principal A for the Interest
                   Period shall be (notwithstanding any provision to the contrary) the rate (expressed as a nacq rate) which is the aggregate of:-

                  13.3.2.1 The Margin (inclusive of Bank Costs); and

                  13.3.2.2 The rate notified to the Borrower by the Lender as soon as is practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Advance and/or the Loan Principal A from whatever source it may reasonably select;

            13.3.3 the parties shall proceed to resolve the matter in terms of clause 13.4 or clause 13.5, if they so require.

      13.4 If the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest payable for that Interest Period. Any such substitute basis that is so agreed shall take effect in accordance with its terms and be binding on the parties.

      13.5 If the Lender and the Borrower fail to agree a substitute basis as mentioned in clause 13.4, within 25 days of them being so required to do, then if the Borrower gives the Lender not less than 10 (ten) business days' notice (which notice shall be irrevocable) it may prepay:-

            13.5.1 any amount of the Loan Principal A without premium or penalty at any time during that Interest Period;

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FACILITY A LOAN AGREEMENT                                         EXECUTION COPY

            13.5.2 together with accrued interest thereon at a rate equal to that mentioned in clause 13.3.2.2; and

            13.5.3 together with any Breakage Costs attributable to all or any part of the Loan Principal A being paid by the Borrower on a day other than the last day of an Interest Payment Date.

      13.6 The Lender shall as soon as reasonably practicable provide a certificate confirming the amount of its Breakage Costs for any Interest Period in which they accrue.

Signed at                          on                  2004 at _______ am/pm
_________________________________
INVESTEC BANK (MAURITIUS) LIMITED

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FACILITY A LOAN AGREEMENT                                         EXECUTION COPY

Signed at                          on                  2004 at _______ am/pm

------------------------------------------
DRD (ISLE OF MAN) LIMITED

Signed by [    ] , a director,duly authorised for and on behalf of DRD (Isle of
Man) Limited.

As Witness: _______________________

         _______________________ (name)

Signed at                         on                   2004 at _______ am/pm

------------------------------------------
DRD (ISLE OF MAN) LIMITED

Signed by [     ] , a director,duly authorised for and on behalf of DRD (Isle of
Man) Limited.

As Witness: _______________________

         ________________________ (name)

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APPENDIX 1                                                         EXCUTION COPY

                                   APPENDIX 1

                                 DRAWING NOTICE

To: *_____________________________
Date: *_____________________________

Dear Sirs

Re:- Facility A Loan Agreement dated on or about _____________ 2004 between the Lender and DRD (Isle Of Man) Limited (the "Agreement") Drawing Number*________.

1. We refer to clause 7 [Drawdowns] of the Agreement. Terms defined in the Agreement have the same meanings in this Drawing Notice.

2.    We confirm that:

      2.1 on ________ (Drawing Date) we wish to borrow an Advance in the amount of [=].

      2.2   all Advances are to be paid into the Proceeds Account;

      2.3 the proceeds of the Advance drawn pursuant to this Drawing Notice shall be applied exclusively in accordance with the terms of the Agreement and in particular (but without limitation) the terms of clause 5 thereof;

      2.4 on the date of this Drawing Notice, on the Drawing Date and immediately after the making of the Advance to which this Drawing Notice relates, the conditions precedent to drawdowns as specified in clause 6 of the Agreement have been satisfied; and

      2.5 we have received the Lender's notice in terms of clause 5.2 of Appendix 2 of the Facility A Loan Agreement.

Yours faithfully,

[Authorised Signatory]
for and on behalf of
[the Borrower]

Attachment 1   Supporting evidence that the provisions of clause 7 of the
               Agreement have been complied with;

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APPENDIX 2                                                         EXCUTION COPY

                                   APPENDIX 2

                       CONDITIONS PRECEDENT TO AN ADVANCE

The following conditions precedent shall apply to drawdown on this Facility.

1.    DRAWING NOTICE

      The Lender shall have received the relevant Drawing Notice in respect of an Advance in accordance with this Agreement.

2.    NO DEFAULT

      On both the date of the Drawing Notice and the Drawing Date of the Advance neither -

      2.1   an Event of Default nor

      2.2   a Potential Event of Default

      shall have occurred, be continuing or in the reasonable opinion of the Lender could probably occur as a result of making such advance.

3.    WARRANTIES

      On both the date of the Drawing Notice and the Drawing Date of the relevant Advance, the Repeating Warranties shall be correct, in each case, in all material respects with reference to the circumstances prevailing at the relevant time.

4.    OTHER EVENTS STOPPING PAYMENTS

      No Draw Stop Notice has been issued by the Lender in terms of clause 6.4 of this Agreement above which is in effect and has not been withdrawn, and, no other event has occurred under any Finance Document which, in the opinion of the Lender, has resulted or may result in any payment or drawdown under any Finance Document being stopped.

5.    INFORMATION REGARDING THE TARGET

      5.1 The Borrower shall at least 7 business days prior to the delivery of the Drawing Notice in respect of the Advance, provide the Lender with details, in form and substance satisfactory to the Lender, of the geography, geology/mineralisation, mining operation and economics of the Target in respect of which the funds of the Advance will be used to acquire a Stake therein; and

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FACILITY A LOAN AGREEMENT                                         EXECUTION COPY

      5.2 The Lender has issued a notice to the Borrower that it is satisfied, in its sole discretion, that the funds can be used for such purpose.

6.    CONSENT TO A GENERAL OFFER

      Prior to an Advance being made, wholly or partly, for the purpose mentioned in clause 5.2 (General Offer), the Lender must have agreed in writing to the conditions of the General Offer.

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APPENDIX 2                                                         EXCUTION COPY

                                   APPENDIX 3

                               CAPITAL REPAYMENTS

                                 Page 22 of 22